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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
THE ST. PAUL COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE ST. PAUL COMPANIES, INC.
385 Washington Street, St. Paul, MN 55102
Telephone (651) 310-7911

March 30, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of your Company. The meeting will be held on Tuesday, May 1, 2001, at 2:00 P.M. (Central Daylight Time) at the office of the Company, 385 Washington Street, St. Paul, Minnesota. On the following pages you will find the Notice of Annual Meeting and the Proxy Statement. Please read them carefully.

This year, in addition to the election of directors and the ratification of auditors, you are being asked to act on a proposal to approve the amendment to the Company's Amended and Restated 1994 Stock Incentive Plan. All of the reasons supporting this year's meeting agenda are set forth in the Proxy Statement.

Your Board of Directors urges you to vote FOR these proposals.

It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on these three different ways to vote your proxy are found on the enclosed proxy form. You should vote your proxy now whether or not you plan to attend the meeting. The proxy may be withdrawn if you decide later to attend the meeting and vote in person.

                      Sincerely,

                      Douglas W. Leatherdale
                      Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of The St. Paul Companies, Inc. will be held on Tuesday, May 1, 2001, at 2:00 P.M. (Central Daylight Time) at the principal office of the Company, 385 Washington Street, St. Paul, MN 55102, for the following purposes:

  1.
  To elect a Board of thirteen Directors (the "Director Proposal").

  2.
  To act on the proposal to ratify the selection of KPMG LLP as the independent auditors of the Company (the "Auditor Proposal").

  3.
  To act on the proposal to approve the amendment to the Company's Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan Proposal").

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders are invited to attend, although only those shareholders of record at the close of business on March 15, 2001, will be entitled to vote at the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. INSTRUCTIONS ON THESE THREE DIFFERENT WAYS TO VOTE YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Bruce A. Backberg Corporate Secretary

March 30, 2001

PROXY STATEMENT

THE ST. PAUL COMPANIES, INC.
385 WASHINGTON STREET, ST. PAUL, MN 55102

This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of The St. Paul Companies, Inc. (the "Company") on or about March 30, 2001. The Proxy Statement and form of proxy are being furnished to shareholders in connection with the solicitation, on behalf of the Board of Directors of the Company, of proxies for use at the Annual Shareholders' Meeting (the "Annual Meeting") to be held May 1, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time prior to the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by a duly executed and presented proxy bearing a later date, or by voting in person at the meeting.

The cost of soliciting proxies will be paid by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies personally or by telephone, facsimile or other means without additional compensation. Arrangements also will be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Morrow & Co., Inc., New York, NY, has been engaged by the Company to assist in the solicitation of proxies for an anticipated fee of approximately $12,000, plus out-of-pocket costs and expenses.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been established as the close of business on March 15, 2001. At that time there were 218,638,284 shares of common stock and 799,219 shares of Series B convertible preferred stock outstanding. The holders of common stock and Series B convertible preferred stock vote as one class. Each share of common stock is entitled to one vote, and each share of Series B convertible preferred stock is entitled to eight votes.

Under Minnesota law and the Company's bylaws, the presence in person or by proxy of a majority of the aggregate voting power of the shares of common stock and Series B convertible preferred stock entitled to vote constitutes the quorum necessary for shareholders to take action at the Annual Meeting. Shares represented in person or by proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the shareholder or proxy fails to vote on a particular proposal (an "abstention") or whether a broker with discretionary authority fails to exercise such authority with respect to a particular proposal (a "broker non-vote"). For purposes of determining whether a proposal has been approved, an abstention or non-vote (including a broker non-vote) with regard to a particular proposal will not be counted as a vote in favor of such proposal and, as a result, will have the effect of a vote against such proposal.

In order to elect the nominees for directors as directors, a majority of the votes present at the Annual Meeting must be voted for the election of directors. Similarly, the Auditor Proposal and the Stock Incentive Plan Proposal each require a majority of the votes present for approval.

ELECTION OF DIRECTORS

Pursuant to the provisions of the Company's bylaws, the Board of Directors has set the number of directors at 13, effective May 1, 2001. The 13 directors to be elected at the Annual Meeting will hold office until the 2002 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy form (the "proxy holders") intend to vote the proxies held by them for the election of the 13 nominees named below in the "Nominees for Directors" table. The proxies cannot be voted for more than 13 candidates for director. However, if any of the 13 nominees has ceased being a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to occur), such proxies may be voted in accordance with the best judgment of the proxy holders.

With the exception of Ms. Baldwin and Ms. Dolan, all of the nominees are currently directors of the

Company and were elected at the 2000 Annual Meeting. Ms. Baldwin and Ms. Dolan are nominated for election for the first time at the May 1, 2001, meeting. W. John Driscoll (former Chairman and Chief Executive Officer of Rock Island Company), who has served as a director since September 1970, and Anita M. Pampusch (President of the Bush Foundation), who has served as a director since May 1985, are not standing for reelection to the Board. Their many valuable contributions to the Company are deeply appreciated.

Nominees for Directors

Name	Age	Present Principal Occupation(a)	Director Since	Other Public Corporation Directorships
Carolyn H. Baldwin	52	Chairman and Chief Executive Officer, GlobalTech Financial LLC (financial services company)	—	GlobalTech Financial LLC; RARE Hospitality International
H. Furlong Baldwin(b)	69	Chairman of the Board, Mercantile Bankshares Corporation (general banking business and provider of mortgage banking and trust services)	5-5-98	Constellation Energy Group; CSX; Mercantile Bankshares Corporation; National Association of Securities Dealers, Inc. (private corporation)
John H. Dasburg	58	President and Chief Executive Officer, Burger King Corporation (effective April 1, 2001)	2-2-94	Northwest Airlines, Inc.; Genuity, Inc.
Janet M. Dolan	51	President and Chief Executive Officer, Tennant Company (manufacturer of nonresidential floor maintenance equipment and products)	—	Tennant Company; Donaldson Company, Inc.
Kenneth M. Duberstein(b)	56	Chairman and Chief Executive Officer, The Duberstein Group (strategic advisory and consulting firm)	5-5-98	The Boeing Company; Conoco; Federal National Mortgage Association; Global Vacation Group
Pierson M. Grieve(c)	73	Retired Chairman and Chief Executive Officer, Ecolab Inc. (developer/marketer of cleaning and sanitizing products, systems and services)	11-5-85	NRG Energy, Inc.; MesabaHoldings Inc.
Thomas R. Hodgson	59	Former President and Chief Operating Officer, Abbott Laboratories (global diversified health care company)	8-11-97	MACLEAN-FOGG Corporation (private corporation)
David G. John	62	Chairman, The BOC Group PLC (industrial gases and related products)	9-4-96	The BOC Group PLC; Premier Oil PLC
William H. Kling(d)	58	President, American Public Media Group; President, Minnesota Public Radio, Inc.; President, Greenspring Company (diversified media and catalog marketing); Vice Chair, Southern California Public Radio	11-7-89	Irwin Financial Corporation; Wenger Corporation (private corporation)

Douglas W. Leatherdale	64	Chairman, President and Chief Executive Officer, The St. Paul Companies, Inc.	5-5-81	United Health Group; Xcel Energy; The John Nuveen Company
Bruce K. MacLaury(e)	69	President Emeritus, The Brookings Institution (public policy research and education)	8-4-87	American Express Bank, Ltd.; National Steel Corporation
Glen D. Nelson, M.D.	63	Vice Chairman, Medtronic, Inc. (manufacturer of biomedical devices)	5-5-92	Medtronic, Inc.; Carlson Holdings, Inc. (private corporation)
Gordon M. Sprenger	63	President and Chief Executive Officer, Allina Health System (not-for-profit integrated health care system)	5-2-95	Medtronic, Inc.

(a)
Principal employment of nominees in the past five years. Prior to assuming her current responsibilities in 2000, Ms. Baldwin served in a number of senior executive positions with The Coca-Cola Company from 1977 until September 2000. Mr. Baldwin retired as President and Chief Executive Officer of Mercantile Bankshares Corporation on March 1, 2001. Effective March 31, 2001, Mr. Dasburg resigned from the offices of President and Chief Executive Officer of Northwest Airlines, Inc. Prior to assuming her current duties as President and Chief Executive Officer of Tennant Company, Ms. Dolan served in a number of senior executive positions with Tennant Company since joining it in 1986. Mr. Grieve retired as Chairman of Ecolab, Inc. on December 31, 1995. Mr. Hodgson held various executive positions with Abbott Laboratories, Inc. before becoming President and Chief Operating Officer in 1990. Mr. Hodgson retired from Abbott Laboratories at the end of December of 1998. In addition to his current responsibilities, Mr. Leatherdale has served in a number of executive offices of the Company and as officer and director of various subsidiaries of the Company for many years. All other nominees have been employed during the past five years as they presently are employed. None of the entities listed under "Other Public Corporation Directorships" is an affiliate of the Company, except The John Nuveen Company, which is 78% owned by the Company.

(b)
Mr. Baldwin and Mr. Duberstein formerly served as directors of USF&G Corporation ("USF&G"), which merged with a subsidiary of The St. Paul Companies, Inc. in April of 1998. Mr. Baldwin joined the Board of Directors at USF&G on June 26, 1968. Mr. Duberstein joined the Board of Directors at USF&G on September 25, 1996.

(c)
Mr. Grieve is a partner of Palladium Equity Partners, LLC, a New York private investment firm.

(d)
Mr. Kling is a director of the New Perspective Fund, Inc., the New World Fund, the EuroPacific Growth Fund, and the SMALLCAP World Fund and a trustee of the New Economy Fund. The Capital Research and Management Company provides investment advisory services to these mutual funds.

(e)
Mr. MacLaury is a director or trustee of each of the mutual funds that are part of the Vanguard Group of investment companies, with the exception of Vanguard's tax-exempt mutual funds.

THE BOARD OF DIRECTORS RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

Board of Directors Compensation

The value of the director compensation program and the importance and appropriateness of each of its components are reviewed annually by the board governance committee, which considers the results of independent surveys and director compensation programs of peer companies and regional corporations of comparable size. The objectives of the program are to establish and maintain a program designed to more closely align the interests of directors with shareholders and to attract and retain highly qualified directors with total pay opportunity ranking at least in the second quartile of comparable companies. The board governance committee reports to the full Board of Directors, which considers and approves the program each year.

The Board of Directors has established a target for ownership of the Company's common stock at a value of five times the directors' annual retainer (currently $20,500 per year). Each new director will be asked to meet or exceed that target within five years of election to the Board. The Board has also adopted a policy that the Company not hire a director or a director's firm to provide professional or financial services, except in exceptional circumstances with the consent of the board governance committee.

Under the Company's current director compensation program, outside directors are entitled to compensation comprised of a $20,500 annual retainer (increased to $22,500, effective May 1, 2001), a $1,000 meeting fee in respect of each board and committee meeting attended, annual stock options on 6,000 shares of Company common stock, and participation in the Directors' Charitable Award Program and in either the Directors' Retirement Plan or the new Deferred Stock Plan for Non-Employee Directors (the "Deferred Stock Plan") (which will take effect May 1, 2001). Also, outside directors who chair a committee receive an annual fee of $4,000. The components of the compensation program are described in the following paragraphs.

Annual Retainer, Meeting Fees and Committee Chair Fees.  Directors may elect to have their annual retainer and/or their meeting fees and any committee chair fees paid in cash or deferred through the Directors' Deferred Compensation Plan and "invested" in a phantom Company common stock fund and/or nine phantom mutual funds. Although no shares of the Company's common stock are purchased for or held in the phantom common stock fund, any director who elects to have any of his or her fees directed into that fund will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash. The value of that fund rises or falls as the price of Company common stock fluctuates in the market. Also, dividends on those phantom shares are "reinvested" in additional phantom shares. Cash distributions are made from the phantom common stock fund on pre-designated dates, usually following termination of service as a director, at the closing price of the common stock on the date of distribution. Currently, eight outside directors have deferred at least a portion of their fees into the Directors' Deferred Compensation Plan, and seven of those directors have some of their plan interest "invested" in the phantom Company common stock fund.

Prior to 2001, outside directors could elect to direct their annual retainer into the Non-Employee Director Stock Retainer Plan. Such an election would entitle a director to be issued a number of shares of restricted stock equal in value to 110 percent of the portion of the annual retainer that was directed into the plan. If, within five years from the date restricted stock was issued to an eligible director under the plan, a director's service on the Board was terminated for any reason other than death, disability or retirement, such restricted stock would be forfeited. If a director's service on the Board was terminated because of death, disability or retirement, any restrictions on stock received under the plan would lapse. This plan was suspended effective February 5, 2001, but shares of restricted stock subject to this plan may remain outstanding through 2005.

Stock Options.  Under the Company's Amended and Restated 1994 Stock Incentive Plan ("Stock Incentive Plan"), annual non-qualified stock option grants covering 6,000 common shares are made at the first Board meeting of each November to each outside director. Such options are granted at the market price of the Company's common stock on the date of grant and become exercisable over a four-year period. The option price is to be paid, upon exercise, in cash. Under that plan, options terminate at the earliest of 10 years after the date of grant, immediately if directorship is terminated for cause, 90 days after any voluntary termination of service as a director other than by retirement (but the option in this case may be exercised only to the extent it was exercisable on the date of such termination), or any earlier time set by the personnel and compensation committee at the time of option grant. An optionholder's retirement after February of 1999 will not accelerate the termination of that person's options granted in 1999 or thereafter. Options granted under the Stock Incentive Plan prior to 1999 will terminate no later than three years after retirement. Special provisions apply in the case of death of an optionee or in the case of a Change of Control, as defined below. If an option were not fully exercisable at the time of occurrence of a Change of Control, all portions of the option immediately would become exercisable in full.

"Change of Control" is defined in the Stock Incentive Plan to mean a change of control of the Company of a nature that would be required to be reported to the Securities and Exchange Commission on Form 8-K pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), with such Change of Control to be deemed to have occurred when (a) any person, as defined in the Exchange Act, other than the Company or a Company subsidiary or one of their employee benefit plans, is or becomes the beneficial owner of 50 percent or more of the Company's common stock or (b) members of the Board of Directors on May 3, 1994 (the "Incumbent Board") cease to constitute a majority thereof (provided that persons subsequently becoming directors with the approval of directors comprising at least three-quarters of the Incumbent Board shall be considered as members of the Incumbent Board).

Director Tenure and Retirement Programs.  A Board policy provides that each director with 15 or more years of service and each director who will be at least 70 years old on or before the date of the next shareholders' meeting shall tender his or her resignation to the chair of the board governance committee by November 20 of each year indicating his or her intent not to stand for re-election at the subsequent annual meeting of the shareholders. If, however, upon review, the board governance committee determines that there is a continuing need on the Board of Directors for the type of qualifications the resigning director provides, then such director may be asked to become a candidate for re-election. Additionally, upon a substantial change in principal employment, a director should tender his or her resignation. As part of this policy, the Company has provided the Directors' Retirement Plan for outside directors. The annual amount of the benefit under that plan has been equal to the director's annual retainer (currently $20,500) when he or she ceases to be a director, plus a value assigned to the November option grant (currently approximately $145,000). Under this plan, outside directors could elect to have the benefit paid quarterly for a period of years following termination of active service that equals the length of time he or she served as an outside director, up to a maximum of 15 years. Alternatively, outside directors could elect to receive the discounted present value of those future payments in one lump sum payment. If a retired director dies while receiving periodic payments under this plan, the discounted present value of any remaining payments to which he or she may be entitled will be paid to his or her estate, or, if the director made an election, to a surviving spouse. At a meeting of the Board of Directors held on February 5, 2001, the Board acted, at the recommendation of the board governance committee, to suspend the Directors' Retirement Plan, effective as of February 5, 2001, with respect to all directors except those who will have reached age 70 or 15 years of service by the May 7, 2002 Annual Meeting, and replace it with the Deferred Stock Plan.

Deferred Stock Plan.  The Deferred Stock Plan will more closely align the non-employee directors' interests with those of the shareholders of the Company. Under the Deferred Stock Plan, participating non-employee directors will receive, in an account in the director's name, an annual credit of $25,000 which will be deemed invested, on the business day immediately following the annual meeting of shareholders, in the Company's common stock based on the closing price of common stock on the date credited. Dividends on the accumulated shares will be deemed reinvested in additional shares. The Deferred Stock Plan provides that upon a director's cessation of service for any reason, the accumulated shares in that director's account will be distributed in the form of shares of the Company's common stock, and will be distributed all at once or in installments, depending upon the participating director's election. Non-employee directors who retired prior to April 30, 2001, or who will retire upon the qualification of the directors elected at the 2001 Annual Meeting, will remain in the Retirement Plan and will not participate in the Deferred Stock Plan. Active non-employee directors elect whether or not to remain in the Directors' Retirement Plan and receive the value of their accrued benefits at February 5, 2001, according to the terms thereof, or to cease participation in the Directors' Retirement Plan and transfer the value of their accrued benefits under that plan to the Deferred Stock Plan. All non-employee directors first elected and qualified on or after May 1, 2001 will participate in the Deferred Stock Plan and not in the suspended Directors' Retirement Plan.

Directors' Charitable Award Program.  As part of the Company's policy of providing support for charitable institutions and in order to retain and attract qualified directors, the Board of Directors established the Directors' Charitable Award Program, which is funded by life insurance on the lives of the members of the Board of Directors. The Company intends to make charitable contributions of $1 million per director, paid out over a period of 10 years following the death of the director. Each director is able to recommend up to four charities to receive contributions from the Company. Directors become vested in this program in $200,000 annual increments starting with their first anniversary of election as a director. Directors are fully vested upon the earliest of the fifth anniversary of their election as a director, death, disability, or retirement at age 70. Beneficiary organizations designated under this program must be tax-exempt, and donations ultimately paid by the Company should be deductible against federal and other income taxes payable by the Company in accordance with the tax laws applicable at the time. Directors derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. Because of such deductions and the use of insurance, the long-term cost to the Company is expected to be minimal.

Grantor Trust.  The Company has transferred funds to a grantor trust created for the purpose of implementing benefits under various non-qualified plans of deferred compensation, including the Directors' Deferred Compensation Plan and the Directors' Retirement Plan (the "Implemented Plans"). Following a Change of Control (generally defined in the same manner as in the Stock Incentive Plan described above), no portion of the trust assets may be returned to the Company or any subsidiary unless the trustee determines that such portion of the assets and future earnings on it never will be required to pay benefits and if a majority of the participants of the Implemented Plans consent to the return of the assets. Unlike assets held in the trusts created to implement benefits under the Company's tax-qualified plans, assets held in the grantor trust remain subject to the claims of the Company's creditors. If the Company becomes insolvent, the trustee will be required to cease payment of benefits under all Implemented Plans and dispose of trust assets pursuant to the direction of a court of competent jurisdiction.

Board Committees

There are five standing committees of the Board of Directors: the executive committee, the audit committee, the finance committee, the board governance committee and the personnel and compensation committee. Current members of the individual committees are named below, with the chairman of each committee named first:

Executive	Audit	Finance
D. W. Leatherdale W. J. Driscoll P. M. Grieve W. H. Kling G. D. Nelson	D. G. John H. F. Baldwin J. H. Dasburg W. J. Driscoll T. R. Hodgson B. K. MacLaury A. M. Pampusch	W. H. Kling H. F. Baldwin W. J. Driscoll T. R. Hodgson D. G. John D. W. Leatherdale B. K. MacLaury A. M. Pampusch
Board Governance	Personnel and Compensation
P. M. Grieve K. M. Duberstein D. W. Leatherdale G. D. Nelson G. M. Sprenger	G. D. Nelson J. H. Dasburg K. M. Duberstein P. M. Grieve W. H. Kling G. M. Sprenger

Each committee reviews its charter annually. The current charters are set forth below:

AUDIT COMMITTEE

Purpose and General

The function of the audit committee is to assist the Board of Directors in discharging its oversight responsibilities relating to financial statements and the independent audit of such financial statements, internal auditing, independent auditing, and ethical standards established by management and the Board of Directors. Consistent with this function, the audit committee's purposes are to:

  •
  serve as an independent and objective party to assist the Board of Directors in its oversight of the Company's financial reporting principles and policies and internal audit controls and procedures;

  •
  assist the Board of Directors in its selection of the Company's independent auditors (or nomination of the independent auditors to be proposed for shareholder approval in any proxy statement), review and appraisal of the independent auditors and, where deemed appropriate, replacement of the independent auditors;

  •
  provide an evaluation of the independence of the independent auditors.

The function of the audit committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management, including the Financial Controls department and the internal auditing department ("Corporate Audit"), are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities under this Charter, members of the audit committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. It is not the duty or responsibility of the audit committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the audit committee shall be entitled to rely on (i) the integrity of those persons and organizations within and independent of the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the audit committee by those persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

The independent auditors for the Company are ultimately accountable to the Board of Directors, as assisted by the audit committee. The Board of Directors, with the assistance of the audit committee, has the ultimate authority and responsibility to select, appraise and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in the proxy statement).

The independent auditors shall submit to the audit committee annually a formal written statement delineating all relationships between the independent auditors and the Company ("Statement as to Independence"), addressing the non-audit services provided by them to the Company, if any, and the matters set forth in the Independence Standards Board's Standard No. 1.

The independent auditors shall submit to the audit committee annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

Composition

The audit committee shall be comprised solely of independent directors having no relationship to the Company that may interfere with the exercise of their independence from management and who otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment. The audit committee shall also be comprised of at least three members.

Responsibilities

The specific responsibilities and powers of the audit committee, to carry out its purposes, shall be to:

  with respect to financial reporting principles and policies and internal audit controls and procedures,

  •
  review any reports or communications (and management's and/or the Corporate Audit responses to them) submitted to the audit committee by the independent auditors required by or referred to in Statement of Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to: reviews of interim financial information conducted by the independent auditors; deficiencies noted in the audit in the design or operation of internal controls; consideration of fraud in a financial statement audit; detection of illegal acts; the independent auditors' responsibility under generally accepted auditing standards; significant accounting policies; management judgments and accounting estimates; adjustments arising from the audit; the responsibility of the independent auditors for other information in documents containing audited financial statements; disagreements with management; consultation by management with other accountants; major issues discussed with management prior to retention of the independent auditors; difficulties encountered with management in performing the audit; and the independent auditors' judgments about the quality of the Company's accounting principles;

  •
  advise management, Corporate Audit and the independent auditors that they are expected to provide the audit committee with a timely analysis of significant financial reporting issues and practices;

  •
  meet with management, the director of Corporate Audit and the independent auditors, the head of information systems, and the chair of the Company's Integrated Control Committee to discuss: the scope of the annual audit; the audited financial statements; any significant matters arising from any audit or report or communication relating to the Company's financial statements; significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by Corporate Audit or management; the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and significant risks and exposures, if any, and the steps taken to monitor and minimize those risks;

  •
  discuss with internal or outside counsel the Company's significant legal matters that may have a material effect on the financial statements, the Company's policies regarding legal/regulatory compliance and material notices to or inquiries received from governmental agencies, through periodic discussions with the Company's general counsel and the chair of the Integrated Control Committee;

  •
  obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

  with respect to the independent auditors and Corporate Audit,

  •
  advise the Board of Directors in the selection, evaluation, or replacement of the Company's independent auditors or in the nomination of the Company's independent auditors to be proposed for shareholder approval in any proxy statement.

  •
  ensure that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors' independence;

  •
  review the fees charged by the independent auditors for audit and non-audit services;

  •
  consider, if applicable, whether the independent auditors' provision of (i) information technology consulting services relating to financial information systems design and implementation and (ii) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors;

  •
  instruct the independent auditors that they are ultimately accountable to the Board of Directors and the audit committee;

  •
  review the appointment and replacement of the director of Corporate Audit and advise that person that he or she is expected to provide the audit committee summaries of and, as appropriate, the significant reports to management prepared by Corporate Audit and management's responses to them;

  with respect to reporting and recommendations,

  •
  review and approve any report or other disclosures, including any recommendation of the audit committee required by the rules of the Securities and Exchange Commission to be included in any annual proxy statement;

  •
  review and reassess the adequacy of the audit committee's charter at least annually and recommend any changes to the full Board of Directors;

  •
  report the activities of the audit committee to the full Board of Directors on a regular basis and make recommendations that the audit committee may deem necessary or appropriate with respect to the above or other matters such as the Company's policies and procedures on expenses and perquisites of selected members of executive management and the Company's code of conduct;

  •
  review the Corporate Audit Charter;

  •
  oversee any special review or investigations reasonably requested by the Board of Directors or the Chairman.

The audit committee shall have the resources and authority appropriate to perform its responsibilities, including the authority to engage independent auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Meetings

In addition to the meetings of the audit committee that may be required to discuss the matters set forth above under the heading "Responsibilities," the audit committee meets separately at least annually with management, with the director of Corporate Audit and with the independent auditors to discuss any matters that the audit committee or any of those persons or firms believe should be discussed privately. The audit committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee. Members of the audit committee may participate in a meeting of the audit committee by conference call or other communications equipment that enables each meeting participant to communicate simultaneously with each other participant.

EXECUTIVE COMMITTEE

The executive committee does not have a formal charter. The Board of Directors has granted to the executive committee the broad responsibility of having and exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board.

FINANCE COMMITTEE

The finance committee shall assist the Board of Directors in exercising its oversight of the financial activities and condition of the Company through periodic reviews of financial policy, investment policy, capital structure and capital expenditures in view of strategic current and long range plans and forecasts and through a review of such other fiscal matters as may be appropriate. The functions of the finance committee shall be to:

  •
  Review and recommend to the Board of Directors corporate financial policies relating to debt limits, dividend policy and capital structure (including such matters as the sale, repurchase or split of the Company's equity securities) in light of strategic plans and forecasts.

  •
  Annually review and recommend to the Board of Directors the investment policy for this Company and designated subsidiaries and monitor the investment performance thereof.

  •
  Review the financial strategies of the Company with respect to taxes, loss reserves and other appropriate matters.

  •
  Annually review and recommend to the Board of Directors the Capital Plan and Capital Expenditures Plan.

  •
  Monitor the Company's management of financial and investment risks and exposures, including, but not limited to, its management of insurable risks.

PERSONNEL AND COMPENSATION COMMITTEE

The personnel and compensation committee assists the Board of Directors in carrying out its responsibilities with respect to (a) chief executive officer

("CEO") compensation and performance, (b) key executive compensation, (c) executive compensation programs, (d) employee benefit programs, (e) personnel policies, and (f) CEO succession and organizational planning. The functions of the personnel and compensation committee are to:

  •
  Establish and oversee the Company's executive compensation philosophy.

  •
  Determine all aspects of compensation for the CEO.

  •
  Review the CEO's performance on a systematic and periodic basis.

  •
  Review the CEO's recommendations for and approve all aspects of compensation for the remaining key executive group.

  •
  Approve the design of all incentive plans applying to the Company's CEO and other key executives of the Company and its principal subsidiaries.

  •
  Approve the performance standards, any performance adjustments and award payouts for all incentive plans applying to the Company's CEO and other key executives of this Company and its principal subsidiaries.

  •
  Administer all stock-based compensation plans and approve stock option, restricted stock, performance share, and similar stock-based grants.

  •
  Review succession plans for the CEO and other key executives in preparation for review by the Board of Directors.

  •
  Review major organizational changes with the CEO.

  •
  Oversee the administration of the Company's major compensation and benefit plans and review material changes to those plans.

  •
  Periodically review stock ownership levels for the CEO and other key executives.

  •
  Review and approve material changes in personnel policies.

BOARD GOVERNANCE COMMITTEE

The board governance committee shall provide counsel to the Board of Directors with respect to its organization, membership and function, committee structure, director compensation and corporate governance. The functions of the board governance committee shall be to:

  •
  Identify and recommend to the Board qualified persons for election and re-election as directors.

  •
  Periodically review the criteria for Board membership and the Board's composition and make appropriate recommendations for changes.

  •
  Review and make recommendations to the Board regarding the composition of Board committees.

  •
  Annually review the performance and functioning of the Board and the fulfillment of its responsibilities.

  •
  Annually review the director compensation program and recommend changes to the Board when appropriate.

  •
  Periodically review the director retirement and tenure policies and recommend appropriate changes to the Board.

  •
  Review corporate governance issues and shareholder proposals and make recommendations to the Board.

In addition, the chairperson of the board governance committee chairs all executive sessions of the Board of Directors and serves as the focal point for discussions among outside directors.

In determining which persons may be qualified as candidates for election to the Board of Directors, the board governance committee weighs the experience of each possible candidate, the present need on the Board of Directors for that type of experience and the willingness and availability of such person(s) to serve. It is the policy of the board governance committee to consider any qualified person as a possible candidate for Board of Directors membership, regardless of whether such person was recommended by a committee member or by some other source, provided that such person was nominated in accordance with the procedures set forth in the Company's bylaws.

The Company's bylaws provide that nominations, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the corporate secretary. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive office of the Company not less than 60 days prior to the date of the meeting. However, in the event less than 70 days' notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business of the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Company's share register, of such shareholder and (b) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the corporate secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Notices to the corporate secretary should be sent to Bruce A. Backberg, Corporate Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, MN 55102.

In its action appointing members of the foregoing committees, the Board of Directors has designated each director who is not a member of a particular committee as an alternate who may at any time, at the request of the chairman, serve as a member of the committee.

Board and Committee Meetings

During 2000, the Board of Directors met on seven occasions. The personnel and compensation committee, the finance committee, the audit committee and the board governance committee met four times, and the executive committee met once.

Attendance at Meetings

Attendance at 2000 Board and committee meetings combined averaged 94 percent. With the exception of Mr. Dasburg, each director attended 75 percent or more of the combined total meetings of the Board and committees of the Board on which the director served. Mr. Dasburg attended 73 percent of the combined total meetings of the Board and committees of the Board on which he served during the year.

AUDITOR PROPOSAL

The independent certified public accounting firm of KPMG LLP has been selected by the Board of Directors upon recommendation of its audit committee to act as the independent auditors for the Company and its subsidiaries for the current fiscal year. At the Annual Meeting, the shareholders will be asked to ratify the Board of Directors' selection. The shares represented by the accompanying proxy will be voted for the ratification of the selection of KPMG LLP unless otherwise specified by the shareholder. KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since 1968, will have a representative present at the Annual Meeting. The representative will have an opportunity to make a statement at the meeting and will also be available to respond to appropriate questions of the shareholders.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $4,923,456.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $810,237.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $4,873,902.

STOCK INCENTIVE PLAN PROPOSAL

Shareholders are asked to consider and vote upon a proposed amendment to the Company's Amended and Restated 1994 Stock Incentive Plan, as amended ("Stock Incentive Plan" or "Plan"). At the 1994 annual meeting, the Company's shareholders approved the original 1994 Stock Incentive Plan ("Original Plan"). The Original Plan has been amended on several occasions before and after it was restated in 1998. The Stock Incentive Plan currently authorizes up to 19,900,000 shares of Company common stock for grants of non-qualified and incentive stock options and restricted stock awards.

As of March 15, 2001, approximately 1,113,000 shares of Company common stock remained available for grants under the Stock Incentive Plan. The Board, upon recommendation of the personnel and compensation committee, has proposed an amendment to the Stock Incentive Plan which is subject to shareholder approval. The proposed amendment to the Stock Incentive Plan would increase the number of authorized shares available for future awards by 13,500,000 shares to 33,400,000 shares, and increase the maximum number of shares which may be awarded to any individual under the Plan as options or shares of restricted stock to 20% and 2.5%, respectively, of the shares subject to the Plan.

Reasons for the Stock Incentive Plan Proposal

Because of the limited number of shares of Company common stock remaining available for grant under the Plan, the Board believes it is appropriate and necessary at this time to authorize additional shares for future awards. In order to permit the Company to continue to attract and retain key officers and employees, the Board also believes it is appropriate to increase the maximum number of shares which may be awarded to any individual under the Plan. Authorization of these additional shares and increased individual limits will allow grants to both mid-level and senior management employees in furtherance of the Company's goal of continuing to attract, retain and reward key employees, with a view to increasing shareholder value. The Stock Incentive Plan will expire in 2004. The Board expects that the proposed increase in the number of authorized shares available under the Plan will provide enough shares for option and restricted stock grants through the remaining life of the Plan.

Summary of the Stock Incentive Plan

The material features of the Stock Incentive Plan are set forth below. Copies of the Stock Incentive Plan will be furnished to any shareholder upon written or telephonic request made to the Corporate Secretary, Bruce A. Backberg, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, MN 55102, telephone (651) 310-7916, fax (651) 310-6995.

Administration.  The Stock Incentive Plan is administered by the personnel and compensation committee of the Board ("Committee"). The Committee, among other things, selects participants, determines the nature, extent, timing, exercise price, vesting and duration of awards and prescribes all other terms and conditions of awards that are consistent with the Stock Incentive Plan.

Number of Authorized Shares.  The Plan currently authorizes up to 19,900,000 shares of Company common stock for grants of non-qualified and incentive stock options and restricted stock awards. The Stock Incentive Plan Proposal would authorize the use of 13,500,000 additional shares of Company common stock, bringing the total of authorized shares up to 33,400,000 shares of Company common stock and bringing the total number of shares available for grant up to 14,613,000. No more than 20% of the shares subject to the Stock Incentive Plan may be granted as restricted stock. Shares of common stock subject to awards of stock options or restricted stock which expire unexercised, or are forfeited, terminated or canceled, in whole or in part, will automatically again become available for grant under the Stock Incentive Plan under most circumstances. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, or other change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Stock Incentive Plan and under outstanding awards, and to the exercise price of outstanding options.

Eligibility.  Officers and employees selected by the Committee are eligible to participate in the Plan. In February and May of 2000, option awards were made to approximately 630 employees and in February of 2001, awards were made to approximately 980 employees. Very few, if any, option awards are expected to be made in May of 2001. The Plan currently provides that no participant may be granted options with respect to more than 1,600,000 shares of common stock nor more than 200,000 shares of restricted stock during the term of the Plan. These limits (as adjusted for stock splits) were included in the Plan when it was approved by shareholders in 1994, and represented 20% and 2.5%, respectively, of the number of shares originally authorized for use under the Plan. The Stock Incentive Plan Proposal would replace these limits with percentages so that during the term of the Plan, no participant may be granted options with respect to more than 20% of the shares of common stock subject to the Plan nor shares of restricted stock totaling more than 2.5% of the shares of common stock subject to the Plan.

Options.  Stock options issued under the Stock Incentive Plan must be granted with an exercise price not less than the fair market value of Company common stock on the date of grant. Stock options issued under the Stock Incentive Plan become exercisable at such times as may be determined by the Committee, provided that options may not become exercisable prior to one year from their date of grant (except (i) where specifically approved by the Committee to attract a key executive to join the Company, or (ii) in the case of a Change of Control of the Company (as defined below)), and may not be exercisable after ten years from their date of grant. Stock options issued under the Stock Incentive Plan may be granted as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or as non-qualified stock options. The exercise price of options must be paid in cash or by transfer of shares of Company common stock (either previously owned by the participant or to be acquired upon exercise of the stock option).

The Stock Incentive Plan provides for automatic grants to non-employee directors of stock options to purchase 6,000 shares of Company common stock each year on the date of the first meeting of the Board of Directors in November ("November Board Meeting"). All such stock options will be granted at the market price of the Company's common stock on the date of grant and become exercisable over a four-year period. Such stock options generally will include the same provisions as stock options granted to other participants under the Stock Incentive Plan, provided that the Committee will not have discretion to amend or modify the terms of any outstanding awards to these directors. Non-employee directors are not eligible for awards of restricted stock under the Stock Incentive Plan.

Generally, stock options granted under the Stock Incentive Plan are not transferable except by will or the laws of descent and distribution. Options held by current and future directors may be transferred by way of gift under limited circumstances. All stock options may be exercised during the holder's lifetime only by the holder or the holder's guardian or legal representative.

Restricted Stock.  A restricted stock award is an award of Company common stock that vests at such time (at least one year after the date of award, except where specifically approved by the Committee to attract a key executive to join the Company) and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and to the possibility of forfeiture. The Committee may accelerate vesting upon death, disability or retirement. In addition to vesting upon satisfaction of service conditions, the Committee, in its discretion, may condition the vesting of restricted stock on the satisfaction of performance goals established by the Committee at the time of grant. Such performance goals may be based on one or more of the following criteria: earnings per share, net income, operating income, total shareholder return, market share, return on equity, achievement of profit or revenue targets by a business unit, or any combination thereof. No more than 20% of all shares subject to the Plan may be granted as restricted stock.

Amendment and Termination.  The Board may amend the Stock Incentive Plan in any respect without shareholder approval, unless shareholder approval is then required in order for the Stock Incentive Plan to continue to comply with Rule 16b-3 of the Securities Exchange Act of 1934. In addition, no amendment may adversely affect any outstanding award to any Plan participant without that participant's consent. The Stock Incentive Plan will terminate on May 3, 2004, and may be terminated before that date by action of the Board. No right or interest in any award under the Stock Incentive Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to debts or liabilities of any person. However, current and new directors can transfer options by way of gift under limited circumstances.

Change of Control.  If a stock option is not fully exercisable or restricted stock is not fully vested at the time of occurrence of a Change of Control, as defined in the Plan, all portions of the stock option become immediately exercisable in full and all restricted stock awards become fully vested.

Termination of Employment.  Each stock option generally terminates at the earliest of ten years after the date of grant, immediately if employment is terminated for cause, 90 days after any voluntary termination of employment other than retirement (but the stock option in this case may only be exercised to the extent it was exercisable on the date of termination of employment), or any earlier time set by the Committee at the time of the grant of the stock option. Options held by senior executives who participate in any senior executive severance policy and whose employment is terminated in a manner that causes benefits under such policy to become payable shall not terminate until the earlier of ten years after the date of grant or three years after such employment termination. An optionholder's retirement after February of 1999 will not accelerate the termination of that person's options granted in 1999 or thereafter. Options granted under the Stock Incentive Plan prior to 1999 will terminate no later than three years after retirement. Special provisions apply in the case of the death of an optionee. Restricted stock awards that have not vested at the time of termination of employment will be forfeited (except in the case of a Change in Control, or in the event of death, retirement or disability, or as otherwise provided by any senior executive severance policy).

Federal Income Tax Consequences of Stock Options and Restricted Stock.  A participant generally will not incur any U.S. federal income tax liability as a result of the grant of an incentive stock option, non-qualified stock option or restricted stock.

A participant generally will not recognize any income for federal income tax purposes upon exercise of an incentive stock option, although certain participants may be subject to the federal alternative minimum tax upon exercise of an incentive stock option. A participant will recognize income (or loss) upon the subsequent sale of shares of Company common stock acquired upon exercise of an incentive stock option. If the participant sells the shares before the later of one year after exercise or two years after the grant of the incentive stock option (a disqualifying disposition), the participant will recognize ordinary income in an amount equal to the fair market value of the stock determined on the date of exercise of the incentive stock option (or, if lower, the amount received upon sale of the stock) reduced by the amount the participant paid for the stock. The difference between the amount received upon the sale of the stock and the amount treated as ordinary income in a disqualifying disposition will be considered a capital gain. If the participant does not sell the shares within one year after exercise or two years after grant, the difference between the amount received upon the sale of the stock and the amount the participant paid for the stock will be considered a capital gain or loss.

With respect to non-qualified stock options, a participant will recognize ordinary income for federal income tax purposes when the participant exercises the stock option. The amount of income recognized upon exercise of a non-qualified stock option is the fair market value of the shares of Company common stock acquired upon exercise (determined as of the date of exercise) reduced by the amount the participant paid for the shares. The participant's tax basis in the shares will equal the fair market value of the shares on the date of exercise and the participant's holding period will begin on the day after the date of exercise. Any gain or loss upon sale of the shares will be treated as a capital gain or loss. The capital gain or loss will generally be treated as long-term gain or loss if the shares are held for more than one year.

Unless a participant makes an election pursuant to Section 83(b) of the Code (as described below) with respect to restricted stock, a participant generally will not recognize income upon the grant of restricted stock. The fair market value of the restricted stock at the time the restrictions on such stock lapse and the stock becomes non-forfeitable is taxed as ordinary income. The holding period of the restricted stock will begin the day after the shares become non-forfeitable. When such shares are later sold, the difference between the amount received upon sale of the shares and the amount previously included in the participant's income upon lapse of the restriction, is considered capital gain or loss. If the shares are held for more than one year after they become non-forfeitable, the long-term capital gain rate will apply; if the shares are held for one year or less after they become non-forfeitable, the ordinary income tax rates will apply. If a participant makes an election pursuant to Section 83(b) of the Code within 30 days after the participant receives a grant of restricted stock, the participant will recognize ordinary income on the date of grant in an amount equal to the fair market value of such stock as of the date of grant (determined without regard to the restrictions) and the participant's holding period will begin the day after the date of grant. The participant's tax basis in such stock will be the amount included in ordinary income.

The Company is generally entitled to a business expense deduction on its federal income tax return with respect to stock options and restricted stock in the same amount and at the same time that a participant recognizes ordinary income with respect to the stock option or restricted stock. Amounts treated as capital gain to the participant are not deductible by the Company. Section 162(m) of the Code limits the deductibility of compensation payable to certain executive officers of the Company in excess of $1 million. The Company believes that compensation received by executive officers of the Company upon exercise of a stock option or right will be considered performance-based compensation which is not taken into account in determining whether an executive officer's compensation exceeds $1 million. In general, the amount includible in a participant's ordinary income upon vesting of restricted stock will be included in compensation taken into account for purposes of the deduction limit. In certain cases, however, compensation attributable to the vesting of restricted stock may be considered performance-based compensation which is not taken into account for purposes of the deduction limit. Compensation attributable to the vesting of restricted stock will generally be considered performance-based compensation only if the vesting of the restricted stock is contingent upon satisfaction of performance goals established by the Committee at the time of grant using one or more of the performance criteria described in the Restricted Stock section above and the Committee certifies the satisfaction of such goals.

Amounts included in a participant's ordinary income are treated as compensation subject to federal income and employment-related tax withholding requirements. A participant may direct the Committee to withhold shares to be issued upon exercise of a stock option or upon the vesting of restricted stock to satisfy the tax withholding obligation or the participant may provide the Company with a cash payment in the amount necessary to satisfy the withholding obligation.

Awards under the Stock Incentive Plan.  As of March 15, 2001, non-qualified options have been granted under the Stock Incentive Plan since its inception in 1994 as follows: Mr. Leatherdale, 1,580,661 shares; Mr. Liska, 735,786 shares; Mr. Lilienthal, 211,556 shares; Mr. MacColl, 273,575 shares; Mr. Urness, 325,080 shares; all current executive officers as a group, 4,885,697 shares; non-employee directors as a group, 294,000 shares, and all other employees 12,452,563 shares. As of March 15, 2001, restricted awards have been granted under the Stock Incentive Plan as follows: Mr. Leatherdale, 62,558 shares; Mr. Liska, 50,000 shares; Mr. Lilienthal, 60,080 shares; Mr. MacColl, 73,872 shares; Mr. Urness, 11,509 shares; all current executive officers as a group, 391,970 shares; all other employees 581,138 shares. These numbers include the new options granted on February 6, 2001, listed below, but do not include options which were cancelled or expired. These numbers also include the options granted in 2000 as set forth in the Company Option Grant table and the Restricted Stock Awards column as set forth in the Summary Compensation Table in the report on executive compensation below. Non-employee directors are not eligible for restricted stock awards under the Stock Incentive Plan, but they may receive restricted stock under the Non-Employee Director Stock Retainer Plan previously described. Options granted under the Plan on February 6, 2001, (which are included in the above totals) are as follows:

Name	Position	Stock Options
D. W. Leatherdale	Chairman & CEO	212,835
P. J. Liska	Executive Vice President & CFO	121,189
S. W. Lilienthal	Executive Vice President—U.S. Insurance Operations	100,526
J. A. MacColl	Executive Vice President, General Counsel	72,502
K. D. Urness	Senior Vice President, Global Products	65,390
All current executive officers, as a group		1,024,791
All employees who are not executive officers, as a group		3,274,289
Non-employee directors, as a group (12 at November, 2000)(1)		72,000

(1)
Included in this table are option awards to non-employee directors which are presently indeterminable. The included number represents 6,000 options to be automatically granted to each non-employee director at the regular November Board Meeting.

The affirmative vote of a majority of the votes represented by the Company voting stock present and entitled to vote at the Annual Meeting is necessary to approve the Stock Incentive Plan Proposal.

THE BOARD OF DIRECTORS RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE STOCK INCENTIVE PLAN PROPOSAL.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. All members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a charter that was last amended and restated by the Board on March 15, 2001, a copy of which is included in this Proxy Statement under the discussion of board committees. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and other non-audit services provided by the auditors, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors:

David G. John (Chairman), H. Furlong Baldwin, John H. Dasburg, W. John Driscoll, Thomas R. Hodgson, Bruce K. MacLaury and Anita M. Pampusch.

March 15, 2001

EXECUTIVE COMPENSATION

PERSONNEL AND COMPENSATION
COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Program Philosophy

The guiding philosophies of The St. Paul Companies' executive compensation program are to:

  •
  Provide an industry-competitive compensation program, with an emphasis on incentive pay which links pay to performance, both long- and short-term, and which provides the opportunity to earn compensation above the competitive market when the Company's performance exceeds that of its peers.
  •
  Ensure that executive compensation, over time, closely reflects long-term shareholder return.

The compensation of the Company's top executives is reviewed and approved by the Personnel and Compensation Committee, which is comprised entirely of non-employee directors. The committee has access to compensation consultants and survey information on executive compensation levels in the property-liability insurance industry.

Program Elements

There are three elements of the Company's executive compensation program:

  •
  Base salary compensation.
  •
  Annual incentive compensation.
  •
  Long-term incentive compensation.

Base salary compensation for senior executives, including those listed in the Summary Compensation Table, is targeted to be at the 50th percentile of companies in our industry (the "Base Target Salary"). Such companies include Chubb, ACE USA Holdings, Allstate, Hartford Financial Services Group, AIG, Travelers Property and Casualty, CNA (Loews Corporation), Fireman's Fund, State Farm, Kemper, Liberty Mutual, and Ohio Casualty. Actual base salary levels generally vary between 80-120% of this level based upon the potential impact the executive has on the Company, the skills and experiences the executive brings to the job, and the performance and potential of the executive in the job.

Under the Company's annual and long-term incentive compensation plans, compensation opportunities are set so that actual payouts are leveraged to the Company's performance (e.g., below 50th percentile performance versus our industry peers will generate below 50th percentile incentive compensation, while 75th percentile or above performance will yield 75th percentile or above incentive compensation).

Annual incentive compensation for executives is based on established performance goals, primarily corporate operating earnings per share and business unit operating performance, and also includes an overall assessment by the Personnel and Compensation Committee of each executive's performance. Annual incentive target levels for executives range from 45%-100% of annual base salary. Actual payouts are based on corporate and individual performance and range from 0%-150% of target levels.

Long-term incentive compensation consists of a stock option plan, restricted stock and an executive stock ownership program.

  •
  The number of stock options awarded to an executive is based on the executive's target option level and the following factors, which are listed in order of relative importance: the Company's financial results and total shareholder return, individual responsibilities, performance, and potential. Target option levels are established in accordance with industry norms, as determined by an independent compensation consultant. Grants generally range between 50%-150% of the target levels, based on the factors listed above. Currently, neither the number of options previously granted to nor the options currently held by a potential recipient is considered when grants are awarded. Stock options are granted at the fair market value on the date of grant, carry a ten-year maximum term, and vest over four years on a pro rata basis. Approximately 980 employees currently participate in this plan.
  •
  In order to motivate the achievement of aggressive long-term goals, one-time, special performance-oriented awards of stock options were granted to key executives. These grants, which were 300 percent of annual target levels, were granted at fair market value on the date of the grant, and expire December 1, 2001. Special performance and time vesting requirements were attached to these grants. Fifty percent of each grant became exercisable on December 4, 2000. If the 20 consecutive trading day average stock closing price reaches $55 per share, the remaining 50 percent of each grant will vest. Eleven current senior executives received these one-time grants.

  •
  Restricted stock is used selectively to attract and retain key managers and executives. Over the last two years approximately 75 managers and executives have received restricted stock grants. The total number of restricted shares granted during 1999 and 2000 was 294,860 shares.
  •
  The Company's Executive Stock Ownership program is designed to motivate selected senior executives to acquire and hold Company common stock, further strengthening the alignment of management and shareholder interests. Participants have stock ownership targets of 100-500% of salary. Executives who acquire at least 500 shares of stock in excess of their ownership target receive a "tip" equal to 15% of the excess shares in the form of one-year restricted stock. Approximately 200 senior managers are currently eligible to participate in this plan. To date, 66 senior managers have received "tips" totaling 330,800 restricted shares.
  •
  The Company's Special Leveraged Stock Purchase Program allows a select number of senior executives who have reached their stock ownership targets to receive full recourse loans in order to purchase additional Company stock. Eighteen executives were offered participation in this plan and 11 executives are currently participating.

$1 Million Compensation Limit on Deductibility

Section 162(m) of the Internal Revenue Code prohibits the Company from deducting executive compensation in excess of $1 million, unless certain standards are met, to its Chief Executive Officer or to any of the other four highest compensated executive officers as of the last day of the year, as named in the Summary Compensation Table. The Committee has determined that it will make reasonable efforts, consistent with sound executive compensation principles and the needs of the Company, to ensure that amounts paid to the Company's Chief Executive Officer or to any of the other named executive officers are deductible by the Company.

CEO Compensation

The methods for determining Mr. Leatherdale's Base Target Salary and opportunities under the Company's annual incentive plan are described in the "Program Elements" section of this report.

Mr. Leatherdale's annualized base salary was $1,014,000 at the beginning of 2001, including $19,000 which is being deferred until Mr. Leatherdale's retirement. In March of 2001, he received a salary increase of $50,700, all of which is being deferred until his retirement.

Mr. Leatherdale has an annual incentive award maximum of 150% of base salary, including deferred amounts. In February 2001, Mr. Leatherdale received an annual incentive award of $1,521,000, based upon the Company's 2000 operating earnings and the Board's overall assessment of his and the Company's performance.

In addition, in February 2001, Mr. Leatherdale received a $225,000 payout under the Company's Key Executive Special Incentive Arrangement, which was established in August 1999. This payout was based on the successful accomplishment during 2000 of several components of the Company's strategic business plan within established time and financial parameters.

On February 6, 2001, Mr. Leatherdale was granted 212,835 stock options with an exercise price of $48.39 per share. On February 1, 2000, Mr. Leatherdale received a grant of 202,902 stock options with an exercise price of $29.31 per share. Factors considered in determining the size of the grants include the following, in order of relative importance: the Company's return on equity and total shareholder return, individual performance, individual responsibilities and individual potential. During 2000 Mr. Leatherdale received a "tip" of 3,549 shares of restricted stock under the Executive Stock Ownership program. In February 2001, Mr. Leatherdale received a "tip" of 11,718 shares of restricted stock under the Executive Stock Ownership program.

Other Named Executive Officer Compensation

The other four named executive officers received salary increases ranging from $15,000 to $50,000 effective in March of 2001. In 2000, the salary increases ranged from $0 to $50,000. In February 2001, those executive officers received annual incentive awards for 2000 performance ranging from $250,000 to $630,000. In February 2000, these named executive officers received annual incentive awards which ranged from $200,000 to $585,000. On February 6, 2001 those executive officers received stock option grants ranging from 65,390 to 121,189 shares. In 2000 they received stock option grants ranging from 70,854 to 122,531 shares. The criteria for payouts and grants under these plans are the same as for the CEO. Mr. MacColl and Mr. Urness received "tips" of 1,710 and 965 shares respectively of restricted stock under the Executive Stock Ownership program during 2000. In February 2001, Messrs. Liska and Lilienthal received a grant of 20,000 shares each of restricted stock. Also, in February 2001, Mr. Urness received a "tip" of 526 shares of restricted stock under the Executive Stock Ownership program.

In February 2001, Mr. Liska received a $56,250 payout under the Company's Key Executive Special Incentive Arrangement, which was established in August 1999. This payout was based on the successful accomplishment during 2000 of several components of the Company's strategic business plan within established time and financial parameters.

Overall, The St. Paul Companies offers its executives a compensation program which is market competitive, leveraged to company performance and strongly aligns the interests of management with those of shareholders.

The preceding report was issued by the personnel and compensation committee comprised of G. Nelson (Chairman), J. Dasburg, K. Duberstein, P. Grieve, W. Kling and G. Sprenger.

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the chief executive officer of the Company and the four other most highly compensated executive officers of the Company ("Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Awards
		Annual Compensation									Payouts
Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Award(s) ($)(3)			Long-Term Incentive Plan Payouts ($)(4)		All Other Compensation ($)(5)
D.W. Leatherdale Chairman, President and Chief Executive Officer	2000 1999 1998	$ $ $	1,010,154 940,385 855,769	$ $ $	1,746,000 2,287,500 0		— — —	$ $ $	125,102 935,812 233,022	202,902 150,000 225,078	$	— — 41,727	$ $ $	119,199 75,231 35,370
P.J. Liska(6) Executive Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	690,385 640,385 600,000	$ $ $	941,250 791,250 200,000		— — —		— — —	122,531 80,000 92,066		— — —	$ $ $	82,848 59,231 145,652
S.W. Lilienthal* Executive Vice President, U.S. Insurance Operations	2000 1999 1998	$ $ $	450,001 382,693 206,225	$ $ $	305,000 300,000 79,367		— — —	$ $	— 482,812 999,450	71,030 40,000 —		— — —	$ $ $	33,000 101,659 3,560,855
J.A. MacColl* Executive Vice President and General Counsel	2000 1999 1998	$ $ $	438,738 393,100 219,056	$ $ $	300,000 285,000 65,462		— — —	$ $ $	75,988 754,688 2,033,861	71,073 130,000 —		— — —	$ $ $	32,024 56,251 4,179,934
K.D. Urness Senior Vice President, Global Products	2000 1999 1998	$ $ $	400,000 313,463 250,008	$ $ $	250,000 200,000 76,250	$ $ $	23,826 212,042 203,697	$ $ $	43,138 317,882 158,429	70,854 40,000 21,098	$	— — 10,020	$ $ $	28,000 61,127 10,000

*
Messrs. Lilienthal and MacColl were executives with USF&G Corporation, which merged with a subsidiary of the Company at the end of April of 1998. The salary shown for Messrs. Lilienthal and MacColl for 1998 represents the amount paid for services rendered to the Company over the last eight months of 1998, following the consummation of the merger.

(1)
The amounts shown for Messrs. Lilienthal, MacColl and Urness were earned in the year indicated and paid under the annual incentive program in the following year. Mr. Leatherdale was paid $225,000 under a key executive special incentive arrangement and $1,521,000 under the annual incentive plan in year 2001 for performance in 2000, and was paid $825,000 under a key executive special incentive arrangement and $1,462,500 under the annual incentive plan in the year 2000 for performance in 1999. Mr. Liska was paid $56,250 under the key executive special incentive arrangement, $255,000 as a "make-whole" payment from the cashout provision of special one-time grant of stock awarded in December 1996 per his employment contract, and $630,000 under the annual incentive plan in year 2001 for performance in 2000, and was paid $206,250 under a key executive special incentive arrangement and $585,000 under the annual incentive plan in the year 2000 for performance in 1999. In 1999, Mr. Liska was paid a supplemental bonus of $200,000 for 1998 performance.

(2)
Amounts shown represent tax reimbursements to Mr. Urness for his international assignment: $23,826 for 2000, $123,291 for 1999, and $122,125 for 1998. Mr. Urness was also reimbursed housing costs incurred during his international assignment in the amount of $88,751 for 1999 and $81,572 for 1998.

(3)
As of December 31, 2000, Messrs. Leatherdale, Liska, Lilienthal, MacColl and Urness held 29,531, 7,500, 35,080, 18,710 and 10,630 restricted shares of Company common stock, respectively, having market values on that date of $1,603,902, $407,344, $1,905,283, $1,016,187, and $577,342, respectively. Mr. Leatherdale's restricted shares were received in 1998, 1999 and 2000, respectively; all but 20,000 were by acquisition of shares through the Executive Stock Ownership Program. Of the shares awarded to Mr. Leatherdale under that program 2,982 vested on February 3, 2001, 3,549 vest on May 1, 2001, and 3,000 vest on September 30, 2001; the 20,000 restricted shares outstanding were part of a 30,000 grant awarded on February 2, 1999, of which 10,000 shares vested in each of 2000 and 2001, and 10,000 will vest in 2002; all shares awarded vest upon the condition that he continues to be employed by the Company. Mr. Liska's restricted shares were granted in 1997 and 7,500 shares vested in each of 1998, 1999, 2000 and 2001. Mr. Lilienthal's restricted shares were granted in 1998 and 1999. The restricted shares granted to Mr. Lilienthal in 1998 will vest in 2001, and of the 15,000 restricted shares granted to Mr. Lilienthal in 1999, 5,000 shares vested in August of 2000 and 5,000 shares will vest in each of August 2001 and August 2002, upon the condition that he continues to be employed by the Company. Mr. MacColl's restricted shares were granted in 1999 and 2000. Of the restricted shares granted to Mr. MacColl in 1999, 8,000 vested on May 3, 2000 and 8,500 vest in May 2001 and May 2002, upon the condition that he continues to be employed by the Company. The 2000 grant was received by acquisition of shares through the Executive Stock Ownership Program. All but 5,000 of Mr. Urness' restricted shares were received in 1998, 1999 and 2000, respectively, by acquisition of shares through the Executive Stock Ownership program. Under the terms of those awards, the shares granted in 1998 vest in three years, the 1999 grant vests December 31, 2001, and the 2000 grants vest in one year, upon the condition he is then employed by the Company. Mr. Urness received a grant of 10,000 shares of Restricted Stock in 1999 with 5,000 shares vesting each of 2000 and 2001 upon the condition that he continues to be employed by the Company. In the event of a Change of Control (defined the same as in the 1994 Stock Incentive Plan described above) of the Company, restrictions on all such restricted shares will lapse and such shares will be fully vested. Recipients of restricted stock awards are paid compensation equivalent to any dividends paid on the shares.

(4)
Amounts shown for Messrs. Leatherdale and Urness were earned under The St. Paul Companies' Long Term Incentive Plan based on Company performance over a rolling three-year period ending in the year indicated. All payouts under this plan occurred in the year following the year indicated.

(5)
Amounts shown in this column for the fiscal year ending December 31, 2000, consist of the following:

  Stock Ownership Plan contributions (in the form of Series B convertible preferred stock and cash, under the Stock Ownership Plan and Benefit Equalization Plan, respectively) were made in the following amounts for each executive officer: Mr. Leatherdale, $39,646; Mr. Liska, $27,615; Mr. Lilienthal, $18,000; Mr. MacColl, $17,550; and Mr. Urness, $16,000.

  Common stock, with fair market value of $3,400 on January 25, 2001, was allocated by the Company under the Performance Share Plan to the Preferred Stock Fund accounts of Messrs. Leatherdale, Liska, Lilienthal, MacColl and Urness. Stock option grants were made by the Company in the amount of 2,835 shares for Mr. Leatherdale, 1,189 shares for Mr. Liska, 526 shares for Mr. Lilienthal, 502 shares for Mr. MacColl and 390 for Mr. Urness in order to compensate them for that portion of their Performance Share award which could not be granted in stock under the Performance Share Plan due to IRS limitations. Performance Share related compensation in the form of stock options will be reported in the year the option grants are made.

  Under the Company's Executive Post-Retirement Life Insurance Plan, insurance premiums were paid in 2000 in the amount of $13,600 for Mr. Leatherdale and $25,600 for Mr. Liska. The Company paid annual premiums of $25,277 in 1998, and $27,547 in 1999 for a split dollar life insurance policy benefiting Mr. Lilienthal. Premiums of $19,151 in each of 1998 and 1999 for a split dollar life insurance policy benefiting Mr. MacColl were also paid. Cash bonuses were also paid to Messrs. Lilienthal and MacColl in 1998 and 1999 in amounts equal to the portion of the annual plan premiums paid by them ($3,232 and $3,754, and $3,944 and $4,257 respectively). The policies were purchased pursuant to a plan originally established by USF&G Corporation and were terminated in 2000.

  In 1998, the Company paid Messrs. Lilienthal and MacColl $3,478,084 and $4,036,846, respectively, in connection with their rights under the USF&G Corporation Senior Executive Severance Plan. In 1998, Mr. MacColl deferred a payment of $119,993, which represented the actuarial present value of his nonvested accrued benefit under the USF&G Corporation Supplemental Retirement Plan.

  Under terms of the Company's relocation program, Mr. Liska was reimbursed $121,652 in 1998, and Mr. Lilienthal was reimbursed $54,262 in 1998 and $37,576 in 1999 for expenses relating to the sale of their homes, closing costs, and other relocation expenses. In 1999, Mr. Urness was given a relocation allowance per the provisions of the Company's international assignment policy.

(6)
Mr. Liska has resigned from his employment with the Company, effective April 1, 2001.

The following tables summarize option and stock appreciation rights (SARs) grants and exercises during fiscal 2000 to or by the executive officers named in the Summary Compensation Table and the value of the options and SARs held by such persons at the end of fiscal 2000.

OPTION AND SAR GRANTS IN 2000

Individual Grants
Name	Securities Underlying Options/SARs Granted (Number)(1)	% of Total Options/SARs Granted to Employees in 2000	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
D.W. Leatherdale	202,902	3.1%	$29.3125	1/31/2010	$2,227,215
P.J. Liska	122,531	1.9%	$29.3125	1/31/2010	$1,344,998
S.W. Lilienthal	71,030	1.1%	$29.3125	1/31/2010	$779,682
J.A. MacColl	71,073	1.1%	$29.3125	1/31/2010	$780,154
K.D. Urness	70,854	1.1%	$29.3125	1/31/2010	$777,750

(1)
Options were granted February 1, 2000 and have a four-year pro-rata vesting period. All options will become immediately vested and exercisable in full upon a Change of Control (defined the same as in the 1994 Stock Incentive Plan described above) or upon termination by the Company without cause or by the employee for good reason pursuant to the Senior Executive Severance Policy described below.

(2)
The options granted on February 1, 2000 were valued at the grant date using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 31.1%; dividend yield 2.8%; risk-free rate of return of 6.75%; and the maximum exercise period at the time of grant which was 10 years.

AGGREGATED OPTION AND SAR EXERCISES IN 2000 AND
12-31-00 YEAR-END OPTION/SAR VALUES(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options/ SARs at 12/31/00 (#) Exercisable(ex)/ Unexercisable(unex)		Value of Unexercised In-the-Money Options and SARs at 12/31/00 ($) Exercisable(ex)/ Unexercisable(unex)
D.W. Leatherdale	113,660	$2,863,066	(2)	982,344	(ex)	$24,194,590	(ex)
				525,402	(unex)	$13,086,769	(unex)
P.J. Liska	170,000	$3,775,000	(3)	142,066	(ex)	$2,133,310	(ex)
				302,531	(unex)	$7,282,025	(unex)
S.W. Lilienthal	22,622	$425,401		30,986	(ex)	$550,143	(ex)
				104,528	(unex)	$2,549,615	(unex)
J.A. MacColl	74,606	$1,776,304		39,688	(ex)	$782,797	(ex)
				172,277	(unex)	$4,176,866	(unex)
K.D. Urness	37,780	$837,763		120,736	(ex)	$2,927,970	(ex)
				138,954	(unex)	$3,462,094	(unex)

(1)
No SARs were outstanding as of December 31, 2000.

(2)
Pursuant to the terms of the 1994 Stock Incentive Plan, the Company cancelled 100,000 of Mr. Leatherdale's options in return for a cash payment equal to the difference between (i) the fair market value of the shares of common stock subject to the option on the cancellation date and (ii) the aggregate exercise price of the options.

(3)
Pursuant to the terms of the 1994 Stock Incentive Plan, the Company cancelled 120,000 of Mr. Liska's options in return for a cash payment equal to the difference between (i) the fair market value of the shares of common stock subject to the option on the cancellation date and (ii) the aggregate exercise price of the options.

The following table shows estimated annual benefits payable upon retirement at age 65 under all defined benefit plans of the Company.

PENSION TABLE

	Years of Service
Remuneration	15	20	25	30	35
$125,000	$33,750	$45,000	$56,250	$67,500	$67,500
$150,000	40,500	54,000	67,500	81,000	81,000
$175,000	47,250	63,000	78,750	94,500	94,500
$200,000	54,000	72,000	90,000	108,000	108,000
$225,000	60,750	81,000	101,250	121,500	121,500
$250,000	67,500	90,000	112,500	135,000	135,000
$300,000	81,000	108,000	135,000	162,000	162,000
$350,000	94,500	126,000	157,500	189,000	189,000
$400,000	108,000	144,000	180,000	216,000	216,000
$450,000	121,500	162,000	202,500	243,000	243,000
$500,000	135,000	180,000	225,000	270,000	270,000
$1,000,000	270,000	360,000	450,000	540,000	540,000
$1,500,000	405,000	540,000	675,000	810,000	810,000
$2,000,000	540,000	720,000	900,000	1,080,000	1,080,000
$2,500,000	675,000	900,000	1,125,000	1,350,000	1,350,000
$3,000,000	810,000	1,080,000	1,350,000	1,620,000	1,620,000
$3,500,000	945,000	1,260,000	1,575,000	1,890,000	1,890,000
$4,000,000	1,080,000	1,440,000	1,800,000	2,160,000	2,160,000

All of the executive officers named in the Summary Compensation Table participate in the Company's defined benefit pension plans. The amount of their remuneration which is covered by the plans is the amount set forth in the salary and bonus columns of the Summary Compensation Table. Plan benefits are calculated on the basis of a life annuity and are subject to integration with Social Security. Certain highly compensated Company employees, including Mr. Leatherdale, may be entitled to slightly increased benefits under the plans, based on a formula of 55 percent of final average compensation prorated over 30 years, without any integration with Social Security. Based on those calculations, Mr. Leatherdale may be entitled to an increased benefit amount of approximately 1% more than benefits represented in the Pension Plan Table. This differing payment is the result of his pension benefits being grandfathered under a pension formula which was in place prior to 1989. The formula was changed in 1989 to comply with Internal Revenue Code requirements. The current number of credited years of service for those officers is as follows: Mr. Leatherdale-29; Mr. Liska-3; Mr. Lilienthal-8; Mr. MacColl-12; and Mr. Urness-30. Retirement benefits for Messrs. Leatherdale, Lilienthal, MacColl and Urness are fully vested.

Amended and Restated Special (Change of Control) Severance Policy

Under the Company's Amended and Restated Special Severance Policy ("Policy"), severance benefits would be provided to eligible employees of the Company, including all of the Named Executive Officers, in the event their employment terminates under certain conditions within two years following a Change of Control. "Change of Control" is generally defined as (i) members of the Board of Directors on February 1, 1999 (the "Incumbent Board") cease to constitute a majority thereof, provided that persons subsequently becoming directors with the approval of directors constituting at least two-thirds of the Incumbent Board will be considered as members of the Incumbent Board (subject to certain exceptions relating to actual or threatened election contests or solicitation of proxies or consents), (ii) any person as defined in the Exchange Act, other than the Company, a Company subsidiary or an underwriter temporarily holding securities pursuant to an offering of such securities, is or becomes the beneficial owner of 30% or more of the Company's voting securities, (iii) the consummation of a merger or consolidation or similar transaction involving the Company, or the sale of all or substantially all of the Company's assets to an unaffiliated entity, unless immediately after such corporate transaction or sale, more than 60% of the voting securities of the corporation resulting from such corporate transaction or sale (or if applicable, the ultimate parent corporation) is represented by voting securities of the Company that were outstanding immediately prior to such corporate transaction or sale (or by shares into which such Company voting securities were converted), provided that certain conditions are satisfied and (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company. If the employment of any Named Executive is terminated within two years after a Change of Control by the employer other than for Cause, or by the employee for Good Reason, or if the employment of the Named Executive terminates for any reason during the 30-day period commencing on the anniversary of the Change of Control, the Named Executive would become entitled to certain benefits.

Under the Policy the term "Cause" is generally defined as willfully engaging in illegal conduct, gross misconduct which is materially injurious to the employer or willful and continued failure to perform employment duties after a written demand. "Good Reason" is defined to include such situations as a change in duties or responsibilities that is inconsistent in any materially adverse respect with the Named Executive's positions, duties, responsibilities or status prior to the Change of Control, a materially adverse change in the Named Executive's titles and offices (including, if applicable, membership on the Board of Directors) as in effect immediately prior to the Change of Control, a reduction in the employee's rate of base salary or annual target bonus opportunity, job relocations of a certain type and failure to maintain benefits that are substantially the same as are in effect when the Change of Control occurs.

The following is a summary of the severance benefits provided to Named Executives under the Policy:

    1.  A Named Executive Officer will receive a lump sum severance payment equal to three times the sum of (i) the highest annual base salary rate payable to the Named Executive during the 12-month period immediately prior to termination and (ii) the Named Executive's target bonus for the year of termination.

    2.  Participation will be continued for three years in those medical, dental, disability and life insurance programs in which the Named Executive participated on the date employment terminated.

    3.  Outplacement assistance will be provided which is no less favorable than under the terms of the outplacement assistance plan applicable to the Named Executive at the time of the Change of Control, unless the Named Executive elects to receive a lump cash payment in lieu thereof.

    4.  If the payments to the Named Executives would be subject to the excise tax on "excess parachute payments" imposed by Section 4999 of the Code, the Company will reimburse the Named Executive for the amount of such excise tax (and the income and excise taxes on such reimbursement).

The Policy is subject to amendment or termination at any time prior to a Change of Control unless the amendment or termination is approved within 12 months of the Change of Control and would adversely affect the rights (or potential rights) of the Named Executive. After a Change of Control, no amendment or termination of the Policy may adversely affect the rights (or potential rights) of the Named Executive with respect to such a Change of Control.

Senior Executive Severance Policy

The Company's Senior Executive Severance Policy (the "Severance Policy") will provide to executive officers designated by the personnel & compensation committee (including all of the Named Executive Officers, except Mr. Liska) benefits equal to twice the sum of the executive's annual base salary and target bonus on the date of employment termination. In addition, coverage under the Company's medical and dental plans will continue for two years after termination and unvested stock options and restricted shares (other than those granted within one year of the termination date) would immediately vest. These benefits become payable only if a participant's employment is terminated by the Company without "cause" or by the participant for "good reason," as both terms are generally defined under the Amended and Restated Special Severance Policy. This Severance Policy may be amended or terminated at any time.

Employment Contracts

P. J. Liska—Mr. Liska has resigned from his employment with the Company, effective April 1, 2001. In connection with Mr. Liska's resignation, the Company has agreed to pay, pursuant to the terms of an employment agreement dated January of 1997, and amended in April of 1999, a severance payment equal to 300% of his current salary and 300% of his average annual incentive award in the previous three years. The agreement provides for outplacement benefits and a cash payment equal to unvested Executive Savings Plus and Stock Ownership Plan balances. The agreement also includes typical noncompetition and nonsolicitation provisions that survive termination of employment for two years.

S. W. Lilienthal—Mr. Lilienthal has a three year employment contract with the Company that began on April 24, 1998 (the effective date of the merger of USF&G Corporation and the Company). Under the contract, as amended in August of 1999, Mr. Lilienthal is entitled to: (i) receive an annual base salary of $450,000, with annual upward adjustments based on actual performance, (ii) participate in the Company's annual incentive plan with a target bonus opportunity of 45 percent and a maximum bonus opportunity of 67.5 percent of his annualized base salary, measured on the Company's and his performance, (iii) participate in the Company's Stock Incentive Plan with an annual target of 48,000 option shares, (iv) a hiring bonus equal to 16,080 shares of the Company's restricted stock granted in May of 1998 and 9,000 shares granted in November of 1998, all fully vested and transferable at the end of the three year period, (v) a lump sum cash payment of $25,200 to replace his former automobile allowance, (vi) coverage by the Company's relocation policy providing full reimbursement of losses relating to the sale of his principal residence in Baltimore, (vii) 15,000 shares of restricted stock granted in August of 1999, vesting 5,000 shares per year in August of 2000, 2001 and 2002, and (viii) participation in those Company savings and retirement plans generally available to employees at his level as well as the welfare plans available to Company employees.

If Mr. Lilienthal's employment is terminated prior to the end of the three-year period by Mr. Lilienthal without Good Reason or by the Company for Cause, there will be no further payments except for payments that were due and payable prior to his termination. If Mr. Lilienthal terminates his employment with Good Reason or if he is involuntarily terminated without Cause, his hiring bonus will vest upon the effective date of such termination, and he will receive all other compensation and benefits described above, including incentive bonuses paid at the target 45 percent of annualized base salary level prorated with respect to any partial bonus period, for the period beginning on the date of such termination and ending on the later of the end of the three year period or the date which is twelve months following termination. Mr. Lilienthal may elect under the agreement to receive severance benefits under the severance plan applicable to senior executives of the Company in effect at the time of termination, in lieu of the benefits listed in the preceding sentence, if the termination occurs within 12 months of the last day of the three year period. "Cause" is defined as conviction of any felony involving intentional conduct, conviction of any lesser crime or offense involving the illegal use of Company property, willful misconduct in connection with the performance of duties with the Company or illegal actions which harm the reputation of the Company. "Good Reason" is defined as (i) a substantial diminution in title, position, duties or responsibilities, (ii) assignment of duties that are inconsistent with the scope of duties as of the date of the agreement, (iii) relocation of principal workplace more than thirty miles from the current location, or (iv) a material reduction of or failure to pay the compensation provided in the agreement.

In the event of a Change of Control which results in his termination during the three-year period,

Mr. Lilienthal's hiring bonus will immediately vest and become transferable, and he will be entitled to all other amounts payable under the Company's Special Severance Policy in force as of the date of the Change of Control of the Company. Mr. Lilienthal's employment agreement also contains non-solicitation provisions which survive termination for twelve months, except in certain Change of Control circumstances. "Change of Control" is defined as a change that would cause the Company to file a Form 8-K with the SEC, the Company's incumbent board of directors ceasing to be a majority, or fifty percent of the Company's stock being acquired.

In the event of termination on account of death or disability, Mr. Lilienthal will receive a pro rata portion of the hiring bonus. Generally, if the Company terminates Mr. Lilienthal's employment at or after the end of the three-year term of this agreement, he will be entitled to those severance benefits described in the Company's Senior Executive Severance Policy.

The following graph shows a five year comparison of cumulative total return for the Company's common stock and the common stock of companies included in the S&P 500 Index and the S&P Property- Casualty Index, which the Company believes is the most appropriate comparative index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
THE ST. PAUL COMPANIES, INC.
S&P 500 INDEX AND S&P PROPERTY/CASUALTY INDEX

Assumes $100 invested on December 31, 1995.

Companies in the S&P Property-Casualty Index are the following: The St. Paul Companies, Inc., SAFECO Corporation, MGIC Investment Corp., The Chubb Corporation, Cincinnati Financial Corporation, Progressive Corp., Allstate Corporation and Loews Corporation.

Returns of each of the companies included in this index have been weighted according to their respective market capitalizations.

INDEBTEDNESS OF MANAGEMENT

Messrs. Leatherdale and Urness, and the following executive officers: Bruce Backberg, Michael Conroy, James Duffy, Karen Himle, Robert Lamendola and David Nachbar, as participants in the Company's Special Leveraged Stock Purchase Program, obtained loans from the Company in order to purchase Company common stock in the open market ("Purchase Loans"). The Purchase Loans are secured by a pledge of the Company common stock purchased with the loan proceeds (the "Purchased Stock"). The Purchase Loans accrue interest at the Applicable Federal Rate for loans of such maturity (5.87% in December 2000) beginning on the date the Purchase Loan is taken out, and unpaid interest is compounded annually. Accrued but unpaid interest on each Purchase Loan is added to the principal balances of the Purchase Loan. For loans taken out prior to May 1999, fifty percent of the principal balance of each Purchase Loan will be payable May 7, 2002, though the participant may prepay at any time. Those Purchase Loans will be due and payable May 7, 2003. For loans taken out in May 1999 and later, one hundred percent of the principal balance of each Purchase Loan will be payable five years from each original loan date, though the participant may prepay at any time. The payment of a Purchase Loan will be accelerated if a participant's service is terminated because of resignation or involuntary termination for cause. In those instances, the Purchase Loan must be paid within 30 days following such event. If a participant's termination of service is due to retirement, death, disability or following a Change of Control (as defined in the program), the Purchase Loan must be repaid over a two-year period following such event. The Purchased Stock will be pledged to secure the Purchase Loan, but the participant will be permitted at any time to sell the Purchased Stock so pledged, provided that the proceeds from such sale are applied against the outstanding balance of the Purchase Loan. Maximum amounts outstanding during 2000 and the amounts outstanding on December 31, 2000 for each of the following were: Mr. Leatherdale ($3,581,655); Mr. Urness ($1,035,904); Mr. Backberg ($221,647); Mr. Conroy ($1,039,224); Mr. Duffy ($1,185,253); Ms. Himle ($538,135); Mr. Lamendola ($1,083,367); and Mr. Nachbar ($1,086,180).

In addition, Mr. Duffy received a loan from the Company which was made in connection with his relocation. The former interest free loan was originally entered into on May 23, 1994 and renegotiated on September 30, 1997. The loan was evidenced by a demand note bearing interest at the applicable Federal rate (5.80% for January 1, 2000 and 6.43% for June 30, 2000), and was due and fully paid on February 15, 2001. The largest principal amount outstanding under the loan during 2000 was $32,500.

T. Michael Miller, an executive officer of the Company, also received a loan from the Company in connection with his relocation. The loan was evidenced by a promissory note bearing interest at 6.80%. The loan was fully paid on February 16, 2001. The largest principal amount outstanding under the loan during 2000 was $74,760.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2001 (except as set forth below) regarding the beneficial ownership of capital stock of the Company by each person known to own 5 percent or more of the outstanding shares of each class of the Company's capital stock, each director and director nominee of the Company, each of the executive officers of the Company included in the Summary Compensation Table, and all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, the shareholders indicated in the table have sole voting and investment powers with respect to the capital stock owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class of Common Stock	Percent of Class of Series B Convertible Preferred Stock(6)
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	16,151,837	(1)	7.5%	0
FMR Corp. 82 Devonshire Street Boston, MA 02109	12,765,837	(2)	5.9%	0
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	12,675,751	(3)	5.8%
Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	**	(4)	** (4)	100	(4)
D.W. Leatherdale	1,403,052	(5)	*	*
P.J. Liska	173,908	(5)	*	*
S.W. Lilienthal	117,615	(5)	*	*
J.A. MacColl	120,957	(5)	*	*
K.D. Urness	224,676	(5)	*	*
C.H. Baldwin	0		0	0
H.F. Baldwin	21,560	(5)	*	0
J.H. Dasburg	66,738	(5)	*	0
J.M. Dolan	0		0	0
W.J. Driscoll	47,930	(5)	*	0
K.M. Duberstein	14,483	(5)	*	0
P.M. Grieve	101,730	(5)	*	0
T.R. Hodgson	16,336	(5)	*	0
D.G. John	12,500	(5)	*	0
W.H. Kling	29,584	(5)	*	0
B.K. MacLaury	25,888	(5)	*	0

G.D. Nelson, M.D.	104,742	(5)	*	0
A.M. Pampusch, Ph.D.	30,880	(5)	*	0
G.M. Sprenger	17,738	(5)	*	0
All Directors, Director Nominees and Executive Officers as a Group (29 Persons)	3,621,022	(5)	1.66%	0

*
Indicates ownership of less than 1% of the Company's outstanding common stock.

**
Indicates ownership of less than 5% of the Company's outstanding common stock.

(1)
In a Schedule 13G filed with the SEC on February 12, 2001, AXA Financial, Inc. ("AXA"), a parent holding company, has disclosed that AXA, together with certain entities that control AXA, directly or indirectly, had sole power to direct the vote of 9,156,136 shares, shared power to direct the vote of 2,088,256 shares, sole power to direct the disposition of 16,147,837 shares, and shared power to direct the disposition of 4,000 shares.

(2)
According to a Schedule 13G dated February 14, 2001, filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, the amount beneficially owned includes (i) 12,314,230 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., as a result of Fidelity acting as an investment adviser to various investment companies, and (ii) 448,707 shares beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., in its capacity as investment manager of certain institutional accounts. FMR Corp. is the parent of Fidelity and FMTC and is controlled by Edward C. Johnson 3d. Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the shares owned by Fidelity. Mr. Johnson and FMR Corp., through its control of Fidelity, FMTC and Fidelity International Limited, each has sole dispositive power with respect to 12,765,837 of such shares and sole voting power with respect to 396,087 of such shares. Fidelity International Limited, acting as an investment adviser to non-U.S. investment companies and certain institutional investors, is the beneficial owner of 2,900 of such shares. Various persons have the right to receive dividends from and proceeds from the sale of these shares, and no such person's interest is more than 5% of the Company's common stock.

(3)
This figure, as of December 31, 2000, was reported in a Schedule 13G filed with the Securities and Exchange Commission. With respect to those shares, Massachusetts Financial Services Company had sole power to direct the vote of 12,513,092 shares and sole power to direct the disposition of all 12,675,751 shares.

(4)
Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., owns less than 5% of the outstanding shares of the Company's common stock. As trustee under the St. Paul Companies, Inc. Stock Ownership Plan, Fidelity Management Trust Company holds 100% of the 799,219 outstanding shares of Series B convertible preferred stock as of March 15, 2001.

(5)
Under the Company's stock option plan, the named executive officers and directors have the right to acquire beneficial ownership of the following number of shares within 60 calendar days: Mr. Leatherdale 1,002,450; Mr. Liska 142,366; Mr. Lilienthal 54,232; Mr. MacColl 64,957; Mr. Urness 148,450; Messrs. Driscoll, Grieve, Kling and MacLaury 22,500 each; Mr. Nelson 20,500; Ms. Pampusch 18,095; Mr. Dasburg 16,500; Mr. Sprenger 14,500; Mr. John 12,500; Mr. Hodgson 10,500; Messrs. Baldwin and Duberstein 9,192 each; and all directors, director nominees and executive officers as a group 2,309,791. These shares are included in the totals shown for each individual and the group of all directors, director nominees and executive officers.

  The following number of restricted shares are held by the Company under its stock incentive plan and non-employee director stock retainer plan, for the named executive officers and directors or director nominees: Mr. Leatherdale 28,267; Mr. Liska 20,000; Mr. Lilienthal 55,080; Mr. MacColl 18,710; Mr. Urness 11,134; Messrs. Dasburg, Driscoll, Grieve, Kling, Nelson and Sprenger 3,238 each; Ms. Pampusch 3,238; Mr. Hodgson 1,836; and Messrs. Baldwin and Duberstein 1,250 each. The number of shares of restricted stock held by all directors, director nominees and executive officers as a group is 258,130. Those directors, director nominees and executive officers have sole voting power and no investment power with respect to those shares. These shares are included in the totals shown for each individual and the group of all directors, director nominees and executive officers.

  Under the Company's Stock Ownership Plan, the following number of shares of common stock have been allocated to the Employee Stock Ownership Plan (ESOP) accounts of the following executive officers: Mr. Leatherdale 8,087; Mr. Liska 569; Mr. Urness 6,094; and all executive officers as a group 38,383. These shares are included in the totals shown for each executive officer and for all executive officers as a group. Employees (including executive officers) have sole voting power and no investment power over shares allocated to their ESOP accounts, except that participants may, for a period of six years following the year in which the participant attains age 55, elect to diversify a portion of his/her ESOP/Preferred Stock Fund account into investments offered through the Stock Ownership Plan or otherwise. These shares are included in the totals shown for each individual and the group of all directors, director nominees and executive officers.

  Under the Company's Directors' Deferred Compensation Plan, participating non-employee directors are eligible to defer directors' fees to, among others, a Company common stock equivalent account. Directors electing common stock equivalents have their deferred accounts credited with the number of common shares of the Company which could have been purchased with the fees on the date they were deferred. This is a "phantom" arrangement and no common shares are actually purchased or held for any director's account. However, dividends on phantom shares are credited to participating directors' accounts, and the value of a participating director's common stock account fluctuates with changes in the market value of the Company's common stock. The following directors had the following number of phantom shares of common stock allocated to their deferred compensation accounts: Mr. Baldwin 453 shares; Mr. Dasburg 846 shares; Mr. Duberstein 1,919 shares; Mr. Grieve 27,166 shares; Mr. Hodgson 396 shares; Mr. Nelson 3,116 shares; and Ms. Pampusch 1,626 shares. These phantom shares are not included in the totals shown above.

(6)
Under the Company's Stock Ownership Plan, the following number of Series B convertible preferred shares have been allocated to the Preferred Stock Fund accounts of the following executive officers: Mr. Leatherdale 289 shares; Mr. Liska 122 shares; Mr. Lilienthal 88 shares; Mr. MacColl 88 shares; Mr. Urness 314 shares and all executive officers as a group 2,742 shares. Each share of Series B preferred stock is convertible into and votes as if it were eight shares of the Company's common stock. These shares, as if converted to common stock, are included in the totals shown for each executive officer and for all executive officers as a group. Employees (including executive officers) have sole voting power and no investment power over shares allocated to their Preferred Stock accounts, except that a participant may, for a period of six years following the year in which the participant attains age 55, elect to diversify a portion of his/her ESOP/Preferred Stock account into investments offered through the Stock Ownership Plan or otherwise. All Series B convertible preferred shares are held in trust with Fidelity Management Trust Company serving as Trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of St. Paul's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and beneficial owners with more than 10% of the Company common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of copies of such reports and written representations from the Company's executive officers and directors, the Company believes that its executive officers and directors complied with all Section 16(a) filing requirements during 2000, except for the following transactions from 1999 and 2000 which came to the Company's attention during 2000:

  •
  On December 21, 1999, James F. Duffy, Chairman, St. Paul Reinsurance, gifted 260 shares of Company common stock. This transaction was reported to the SEC on a Form 5 for the year ended December 31, 1999, which was dated February 7, 2001. All forms filed in 2000 were amended to reflect that change.

  •
  On November 22, 2000, Bruce K. MacLaury, Director, acquired 10 shares of Company common stock. This transaction was reported to the SEC on an amended Form 4 for the month of November 2000, dated February 7, 2001.

Shareholder Proposals for 2002 Annual Meeting

If any shareholder wishes to propose a matter for consideration at the Company's Annual Meeting of Shareholders scheduled to be held on May 7, 2002, the proposal should be mailed by Certified Mail-Return Receipt Requested to the Company's corporate secretary, 385 Washington Street, St. Paul, MN 55102. To be eligible under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) for inclusion in the Company's 2002 Annual Meeting Proxy Statement and form of proxy to be mailed in March of 2002, a proposal must be received by the Company's corporate secretary on or before December 1, 2001.

For a shareholder proposal submitted outside of the process provided by Rule 14a-8, to be eligible for consideration at the Company's 2002 Annual Meeting, notice must be received by the Company's corporate secretary by March 8, 2002. Any such notice must include as to each matter such shareholder proposes to bring before the 2002 Annual Meeting (i) a brief description of the business desired to be brought before the 2002 Annual Meeting and the reasons for conducting such business at the 2002 Annual Meeting; (ii) the name and address, as they appear on the Company's share register, of the shareholder proposing such business; (iii) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business.

Other Business

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

Bruce A. Backberg Corporate Secretary By Authority of the Board of Directors	St. Paul, Minnesota March 30, 2001

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders upon written request addressed to:

                Bruce A. Backberg
                Corporate Secretary
                The St. Paul Companies, Inc.
                385 Washington Street
                St. Paul, MN 55102

THE ST. PAUL COMPANIES, INC.
AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

Note:	The language in Sections 7 and 10 restricting Awards each Participant may be granted appears as it would resulting from the shareholders' approval at their May 1, 2001, meeting.

    1.  Purpose.  The purposes of The St. Paul Companies, Inc. 1994 Stock Incentive Plan (the "Plan") are (i) to promote the interests of The St. Paul Companies, Inc. (the "Company") and its shareholders by attracting and retaining key employees and Non-Employee Directors of the Company and its subsidiaries upon whom major responsibilities rest for the successful administration and management of the Company's business, (ii) to provide such employees and Non-Employee Directors with incentive-based compensation in the form of Company stock, which is supplemental to any other compensation or benefit plans, based upon the Company's sustained financial performance, (iii) to encourage decision making based upon long-term goals and (iv) to align the interest of such employees and Non-Employee Directors with that of the Company's shareholders by encouraging them to acquire a greater ownership position in the Company.

    2.  Definitions.  Wherever used herein, the following terms shall have the respective meanings set forth below:

    "Award" means an award to a Participant made in accordance with the terms of the Plan.

    "Board" means the Board of Directors of the Company.

    "Committee" means the Personnel and Compensation Committee of the Board, or a subcommittee of that committee.

    "Common Stock" means the common stock of the Company.

    "Disinterested Person" means "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and, generally, means any member of the Board who is not at the time of acting on a matter, and within the previous year has not been, an officer of the Company or a subsidiary.

    "Participant" means a key employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan or a Non-Employee Director who is granted options under the provisions of Section 20 and/or Section 21 of the Plan.

    3.  Shares Subject to the Plan.  Subject to adjustment as provided in Section 16, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall not exceed nineteen million nine hundred thousand (19,900,000). Subject to approval of an amendment to this Plan by the shareholders at the 2001 Annual Meeting, the number of shares of Common Stock available and reserved for grants of Awards under this Plan will be increased to thirty-three million four hundred thousand (33,400,000) shares. The shares of Common Stock issued under the Plan will come from authorized and unissued shares. Shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan. No more than twenty per cent (20%) of all shares subject to the Plan may be granted to Participants as restricted stock.

    4.  Administration.  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

    Subject to the provisions of the Plan and except where inconsistent with the provisions of Section 20, 21 and 22 of the Plan, the Committee shall (i) select the Participants, determine the type of Awards to be made to Participants, determine the shares subject to Awards, and (ii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into

1

hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

    5.  Eligibility.  Non-Employee Directors shall become Participants under the provisions of Section 20 of the Plan and may become Participants under Section 21 of the Plan. In addition, the Committee shall select from time to time as Participants in the Plan such key employees of the Company or its subsidiaries who are responsible for the management of the Company or a subsidiary or who are expected to contribute in a substantial measure to the successful performance of the Company. No employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to an Award, or (iii) having been selected for an Award, to receive any further Awards.

    6.  Awards.  Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or nonstatutory stock options), Rights and restricted stock. Awards of restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

    7.  Stock Options.    The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than the closing price of a share of the Common Stock on the New York Stock Exchange on the date of grant, or the fair market value of a share of the Common Stock if it is not so listed, as determined by the Committee. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options become exercisable less than one year after the date of grant (unless specifically approved by the Committee to attract a key executive to join the Company and except in the case of a Change of Control) or be exercisable for a period of more than ten (10) years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash (including check, bank draft or money order), by tender of shares of Common Stock owned by the Participant valued at fair market value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. No Participant may be granted Awards of stock options with respect to more than 20% of the shares of Common Stock subject to the Plan, subject to adjustment as provided in Section 16. The Committee may, with the consent of the Participant, cancel any outstanding stock option in consideration of a cash payment in an amount not in excess of the difference between the aggregate fair market value (on the date of such cancellation) of the shares subject to the stock option and the aggregate option price of such shares.

    8.  [Deleted February 6, 2001.]

    9.  Termination of Stock Options.  Each option shall terminate:

    If the Participant is then living, at the earliest of the following times:

  (i)
  ten (10) years after the date of grant of the option;

  (ii)
  ninety (90) days after termination of employment other than termination because of retirement or through discharge for cause provided, however, that if any option is not fully exercisable at the time of such termination of employment, such option shall expire on the date of such termination of employment to the extent not then exercisable unless different terms are specifically approved by the Committee in the provisions of a stock option agreement designed to attract a key executive to join the Company;

2

  (iii)
  immediately upon termination of employment through discharge for cause; or

  (iv)
  any other time set forth in the agreement describing and setting the terms of the Award, which time shall not exceed ten (10) years after the date of grant.

  Notwithstanding the prior provisions of this Section 9, options held by any senior executive officer of the Company or any subsidiary who is a participant in any senior executive severance policy and whose employment is terminated in a manner that causes benefits under such a policy to become payable, shall not terminate until the earlier of three years after the date of such employment termination or ten years after the date the options were granted.

  If the Participant dies while employed by the Company or any subsidiary, or if no longer so employed dies prior to termination of the entire option under Section 9 (ii) or (iii) hereof, the Participant's options and Rights shall terminate one (1) year after the date of death, but subject to earlier termination pursuant to Section 9 (i) or (iv). However, notwithstanding the provisions of Section 9 (iv), to the extent an option is exercisable on the date of the Participant's death, it shall remain exercisable until the earlier of one hundred eighty (180) days following the date of death or ten (10) years after the date of grant. To the extent an option is exercisable after the death of the Participant, it may be exercised by the person or persons to whom the Participant's rights under the agreement have passed by will or by the applicable laws of descent and distribution.

    10.  Restricted Stock.    Restricted stock may be granted in the form of actual shares of Common Stock which shall be evidenced by a certificate registered in the name of the Participant but held by the Company until the end of the restricted period. Any employment conditions, performance conditions and the length of the period for vesting of restricted stock shall be established by the Committee in its discretion. In no event will Awards of restricted stock to any one Participant total more than 2.5% of the shares of Common Stock available under this Plan during the term of the Plan, subject to adjustment as provided in Section 16. Any performance conditions applied to any Award of restricted stock may include earnings per share, net income, operating income, total shareholder return, market share, return on equity, achievement of profit or revenue targets by a business unit, or any combination thereof. No Award of restricted stock may vest earlier than one year from the date of grant (unless specifically approved by the Committee to attract a key executive to join the Company and except in the case of a Change of Control or in the event that the Participant dies, retires or terminates employment due to disability). The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an award of restricted stock, to the extent vested, for an amount equal to the aggregate fair market value of such shares on the date of purchase.

    11.  Term Sheets or Agreements.    Each Award under the Plan shall be evidenced by a term sheet or an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

    12.  Change of Control.    In the event of a Change of Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and (ii) subject to any limitations set forth in agreements documenting any stock option Awards, all stock options shall become immediately exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

    "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 3, 1994, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit

3

plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty per cent (50%) or more of the Common Stock; or (b) individuals who constitute the Board on May 3, 1994, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 3, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 3, 1994 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on May 3, 1994.

    13.  Withholding.    The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes required by law (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

    14.  Nontransferability.    No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in manner be subject to the debts or liabilities of any person, except by will or the laws of descent and distribution, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

    Notwithstanding the foregoing, a Participant who is a current or former Director of the Company may, upon notice to the Company's Corporate Secretary, transfer nonstatutory stock options through gift or a domestic relations order to (i) a Family Member (as defined below), (ii) a trust in which the Participant and/or the Participant's Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which the Participant and/or the Participant's Family Members control the management of assets, or (iv) any other entity in which the Participant and/or the Participant's Family Members own more than fifty percent of the voting interest. A sale or other transfer of a nonstatutory stock option for value shall not be treated as a "gift" for purposes of this paragraph; provided, however, that neither of the following types of transfers shall be treated as a prohibited transfer for value: (1) a transfer under a domestic relations order, and (2) a transfer to an entity described in clause (iv) of the preceding sentence in exchange for an interest in such entity.

    For purposes of the preceding paragraph, a "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant (including any adoptive relationships) and any person sharing the Participant's household (other than a tenant or employee of the Participant).

    15.  No Right to Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

    16.  Adjustment of and Changes in Common Stock.    In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other change in the corporate structure or shares of stock of the Company, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or

4

adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

    17.  Amendment.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) no amendment, suspension or termination may adversely affect any outstanding Award without the consent of the Participant to whom such Award was made.

    18.  Governing Law.    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota.

    19.  Effective Date.    The Plan shall be effective as of May 4, 1994. Subject to earlier termination pursuant to Section 17, the Plan shall have a term of ten (10) years from its effective date.

    20.  Automatic Grant to Non-Employee Directors.  Commencing with the first meeting of the Board in November 1998, each year on the date of the first meeting of the Board in November of each such year, each Non-Employee Director who is a director of the Company as of such date shall, without any Committee action, automatically be granted a stock option to purchase six thousand (6000) shares of Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan). Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.

    21.  Discretionary Grant to Non-Employee Directors. The Board may, subsequent to the effective date of the Plan, permit Non-Employee Directors to choose to receive all or a portion of their basic annual retainer in the form of stock options valued in accordance with a method deemed appropriate by the Committee. Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.

    22.  Non-Employee Director Options. Options granted pursuant to Section 20 or 21 shall have an exercise price per share equal to 100% of the fair market value of one (1) share of Common Stock on the date the option is granted, shall become exercisable in full one (1) year after the date of grant, and shall remain exercisable until terminated in accordance with Section 9 of the Plan, provided that (i) Section 9(iii) shall be applied without regard to the words "or through discharge for cause," (ii) Sections 9(iv) and (v) shall not be applicable and (iii) references in Section 9 to "employment" and "termination of employment" shall, for the purposes of Sections 20 and 21, refer to "service as a director" and "termination of service as a director."

    Payment of the exercise price of the shares to be purchased under options granted under Sections 20 and 21 must be made in cash only (including check, bank draft or money order) at the time of exercise of such option.

    The provisions of Sections 20 and 21 shall control with respect to options granted under either Section 20 or 21, respectively, over any other inconsistent provisions of the Plan. It is intended that the provisions of Sections 20 and 21 shall not cause the Non-Employee Directors to cease to be considered Disinterested Persons and, as a result, the provisions of Sections 20 and 21 shall be interpreted to be consistent with the foregoing intent.

    Non-Employee Directors may not be granted options under the Plan other than pursuant to the provisions of Sections 20 and 21. No Rights may be granted to Non-Employee Directors.

5

THE ST. PAUL COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 1, 2001
2:00 P.M.

THE ST. PAUL COMPANIES, INC.
385 Washington Street
St. Paul, Minnesota 55102

The St. Paul Companies, Inc. 385 Washington Street, St. Paul, Minnesota 55102	proxy form

The undersigned appoints DOUGLAS W. LEATHERDALE and BRUCE A. BACKBERG, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote as designated below all shares of the undersigned at the 2001 Annual Meeting of Shareholders of The St. Paul Companies, Inc. at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, Minnesota, at 2:00 P.M., Central Daylight Time, on Tuesday, May 1, 2001, and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ST. PAUL COMPANIES, INC.

(In addition to the shares held in the name of the shareholder(s), the number of shares shown on the reverse side hereof will include any shares purchased for the shareholder(s) in St. Paul's Dividend Reinvestment Plan and held by Wells Fargo Bank Minnesota, N.A. under the Plan.)

See reverse side for voting instructions

COMPANY # CONTROL #

There are three ways to vote your Proxy.

Your telephone vote or Internet vote authorizes Douglas W. Leatherdale and Bruce A. Backberg to vote your shares in the same manner as if you marked, signed and returned your proxy form.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 30, 2001.
  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
  •
  Follow the simple instructions provided.

  VOTE BY INTERNET — http://www.eproxy.com/spc/ — QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2001.
  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

  VOTE BY MAIL

  •
  Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
  •
  Or, return it to The St. Paul Companies, Inc., c/o Shareowner Services, Wells Fargo Bank Minnesota, N.A., P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Form.
Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of Directors:	05 Kenneth M. Duberstein	10 Douglas W. Leatherdale	/ / Vote FOR	/ / Vote WITHHELD
	01 Carolyn H. Baldwin	06 Pierson M. Grieve	11 Bruce K. MacLaury	all nominees	from all nominees
	02 H. Furlong Baldwin	07 Thomas R. Hodgson	12 Glen D. Nelson
	03 John H. Dasburg	08 David G. John	13 Gordon M. Sprenger
	04 Janet M. Dolan	09 William H. Kling
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To act on the proposal to ratify the selection of KPMG LLP as the independent auditors of the Company (the "Auditor Proposal").	/ / For	/ / Against	/ / Abstain
3.	To act on the proposal to approve the amendment to the Company's Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan Proposal").	/ / For	/ / Against	/ / Abstain
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	/ / For	/ / Against	/ / Abstain

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND FOR ALL THE NOMINEES.
Address Change? Mark Box / / Indicate changes below	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. A corporation should provide the full corporate name and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
AUDIT COMMITTEE
EXECUTIVE COMMITTEE
FINANCE COMMITTEE
PERSONNEL AND COMPENSATION COMMITTEE
BOARD GOVERNANCE COMMITTEE
AUDITOR PROPOSAL
STOCK INCENTIVE PLAN PROPOSAL
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION AND SAR GRANTS IN 2000
AGGREGATED OPTION AND SAR EXERCISES IN 2000 AND 12-31-00 YEAR-END OPTION/SAR VALUES(1)
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN THE ST. PAUL COMPANIES, INC. S&P 500 INDEX AND S&P PROPERTY/CASUALTY INDEX
INDEBTEDNESS OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT